UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 20, 2016 (January 19, 2016)

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-33912 (Commission File Number)	04-3308902 (IRS Employer Identification No.)

222 Merrimack Street Lowell, Massachusetts (address of principal executive offices)	01852 (Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(a)    On January 19, 2016, Mr. Arnold S. Lerner, a director of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank & Trust Company (the “Bank”) since 1988, notified the Company of his decision to retire from the Board of Directors of each of the Company and the Bank effective immediately. Mr. Lerner was a member of the class of directors whose term expires at the 2017 annual shareholder meeting. During his tenure, Mr. Lerner served as the Vice Chairman and Lead Director of the Company and the Bank and most recently served as a member of the Executive, Asset-Liability, Compensation, and Corporate Governance and Nominating Committees of the Company and the Bank, and the Enterprise Investment Advisors Committee of the Bank.

(d)    Effective January 19, 2016, in accordance with authority provided under the By-Laws of the Company and the Bank, the Boards of Directors of the Company and the Bank appointed Joseph C. Lerner to each of the Board of Directors of the Company and the Bank. Mr. Joseph C. Lerner is the son of Mr. Arnold S. Lerner. Mr. Joseph C. Lerner will serve as a director until the 2017 annual shareholders’ meeting when he will be eligible for re-election by the Company’s shareholders if he is nominated again by the Company’s Board of Directors.

Mr. Joseph C. Lerner, 41, is a resident of Concord, MA and currently serves as Co-Founder and Managing Partner of Cycle Power Partners of Lowell, MA, and as Co-Founder and Managing Director of 819 Capital LLC. Prior to co-founding these companies, Mr. Joseph C. Lerner had 15 years of investment experience with Invenergy and Community Energy. Mr. Joseph C. Lerner also serves as a director on the Boards of Frontier Pro Services, LLC, Meridian Solar, Inc., and Spindrift Beverage Co., LLC, is a member of the North Central Advisory Council of Enterprise Bank, serves as a Trustee of the Applewild School and as a Corporator of Emerson Hospital. Mr. Joseph C. Lerner received a B.A. from Trinity College and his M.S. in Environment Studies from the University of Montana.

In connection with his appointment, Mr. Joseph C. Lerner will receive the same director compensation described in the Company’s 2015 proxy statement, on a pro rata basis. Mr. Joseph C. Lerner does not have any arrangements or understandings with any other person pursuant to which he was appointed.

As of the date of this Current Report on Form 8-K, Mr. Joseph C. Lerner has not been appointed to any Board committees of the Company or the Bank, and neither the Company nor the Bank has yet identified any Board committees to which Mr. Joseph C. Lerner is expected to be appointed.
A copy of the press release announcing the resignation of Mr. Arnold S. Lerner and the appointment of Mr. Joseph C. Lerner is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits
(a)        Not applicable
(b)        Not applicable
(c)        Not applicable
(d)        The following exhibit is included with this report:

Exhibit 99.1 Press release for the retirement of Arnold S. Lerner and the appointment of director Joseph C. Lerner.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENTERPRISE BANCORP, INC.

Date: January 20, 2016                By:     /s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer